EXHIBIT 21

Semele Group Inc.
List of Subsidiaries as of December 31, 2002

AFG ASIT Corporation, a Massachusetts corporation
AFG International Partners Limited Partnership I, a Massachusetts limited partnership
AFG International Partners Limited Partnership II, a Massachusetts limited partnership
AFG Realty Corp., a Massachusetts corporation
AFG Realty/BU Limited Partnership, a Massachusetts limited partnership
AFG Regent Trust (New South Wales, Australia)
AFG Washington Trust, a Massachusetts statutory trust
AFG Investment Trust C, a Delaware business trust
AFG Investment Trust D, a Delaware business trust
Ariston Corporation, a Delaware corporation
EFG Kirkwood, LLC, Delaware limited liability company
Equis II Corporation, Delaware corporation
Kelowna Village Projects Inc., a Yukon corporation
Old North Capital Limited Partnership, a Massachusetts limited partnership
Semele Development Corp., a Delaware corporation
Rail Investors I, LLC, a Delaware limited liability company
MILPI Holdings, LLC, a Delaware limited liability company
Transportation Equipment-PLM, LLC, a Delaware limited liability company
PLM International, Inc., a Delaware corporation
BSLF II Rancho Malibu Limited Partnership, an Illinois limited partnership
BSLF II Rancho Malibu Corp., an Illinois corporation
RM Financing, LLC, a Delaware limited liability company
RMLP, Inc., a Delaware corporation